Dallas

invitation homes

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
FOURTH QUARTER 2023

Orlando

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2023 and Full Year 2023 Results
Dallas, TX, February 13, 2024 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation's premier single-family home leasing and management company, today announced its Fourth Quarter 2023 and Full Year (“FY”) 2023 financial and operating results.

Fourth Quarter 2023 and FY 2023 Highlights
•Year over year, in Q4 2023, total revenues increased 7.7% to $624 million, and property operating and maintenance costs increased 9.0% to $229 million. In FY 2023, total revenues increased 8.7% to $2,432 million, and property operating and maintenance costs increased 12.0% to $880 million.
•In Q4 2023, net income available to common stockholders totaled $129 million or $0.21 per diluted common share. In FY 2023, net income available to common stockholders totaled $519 million or $0.85 per diluted common share.
•Year over year, in Q4 2023, Core FFO per share increased 4.6% to $0.45, and AFFO per share increased 5.8% to $0.38. In FY 2023, Core FFO per share increased 6.0% to $1.77, and AFFO per share increased 6.3% to $1.50.
•In Q4 2023, Same Store NOI increased 5.6% year over year on 5.9% Same Store Core Revenues growth and 6.6% Same Store Core Operating Expenses growth. In FY 2023, Same Store NOI grew 4.8% year over year on 6.5% Same Store Core Revenues growth and 10.3% Same Store Core Operating Expenses growth.
•In Q4 2023, Same Store Bad Debt was 1.2% of gross rental revenue, representing three consecutive quarters of improvement and a year over year improvement of approximately 50 basis points.
•In Q4 2023, Same Store Average Occupancy was 97.1%, down 20 basis points year over year. In FY 2023, Same Store Average Occupancy was 97.4%, down 30 basis points year over year.
•In Q4 2023, Same Store renewal rent growth of 6.8% and flat Same Store new lease rent growth drove Same Store blended rent growth of 4.6%. In FY 2023, Same Store renewal rent growth of 7.0% and Same Store new lease rent growth of 4.5% drove Same Store blended rent growth of 6.3%.
•In Q4 2023, acquisitions by the Company and the Company's joint ventures totaled 460 homes for $159 million while dispositions totaled 398 homes for $146 million. In FY 2023, acquisitions by the Company and the Company’s joint ventures totaled 3,221 homes for $1,168 million while dispositions totaled 1,489 homes for $547 million.
•As previously announced, and subsequent to year end, the Company has begun a new era of providing professional property and asset management services to portfolio owners of single-family homes for lease. This was launched through an inaugural agreement with a third-party portfolio owner that has brought over 14,000 single family homes onto the Company’s industry-leading platform. The agreement provides Invitation Homes with property and asset management fees that the Company believes are commensurate with its expertise and unmatched scale. Substantially all of the homes are located within the Company’s existing markets, predominantly Atlanta, Phoenix, Dallas, Carolinas, Orlando, and Tampa.

Chief Executive Officer Dallas Tanner comments:
“I’m pleased once again by the outstanding performance of our business and the extraordinary delivery of customer service by our teams. During 2023, we successfully navigated a dynamic real estate market, pursued prudent growth initiatives and strategic developments, and continued to further enhance the resident experience. I’m very proud that our teams have continued this great momentum into 2024, including our announcement to provide our industry-leading brand of professional property and asset management services to an inaugural 14,000 additional households across the country. We are honored to be the nation’s premier single-family leasing and management company and are excited to continue raising the bar for individuals and families who desire the choice, flexibility, and convenience of leasing a home.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2023	Q4 2022	FY 2023	FY 2022
Net income	$0.21	$0.16	$0.85	$0.63
FFO	0.41	0.40	1.64	1.51
Core FFO	0.45	0.43	1.77	1.67
AFFO	0.38	0.36	1.50	1.41

Net Income
Net income per common share — diluted for Q4 2023 was $0.21, compared to net income per common share — diluted of $0.16 for Q4 2022. Total revenues and total property operating and maintenance expenses for Q4 2023 were $624 million and $229 million, respectively, compared to $580 million and $210 million, respectively, in Q4 2022.
Net income per common share — diluted for FY 2023 was $0.85, compared to net income per common share — diluted of $0.63 for FY 2022. Total revenues and total property operating and maintenance expenses for FY 2023 were $2,432 million and $880 million, respectively, compared to $2,238 million and $786 million, respectively, for FY 2022.

Core FFO
Year over year, Core FFO per share for Q4 2023 increased 4.6% to $0.45, primarily due to NOI growth. Year over year, Core FFO per share for FY 2023 increased 6.0% to $1.77, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q4 2023 increased 5.8% to $0.38, primarily due to the increase in Core FFO per share described above. Year over year, AFFO per share for FY 2023 increased 6.3% to $1.50, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	75,775

	Q4 2023	Q4 2022	FY 2023	FY 2022
Core Revenues growth (year over year)	5.9%		6.5%
Core Operating Expenses growth (year over year)	6.6%		10.3%
NOI growth (year over year)	5.6%		4.8%

Average Occupancy	97.1%	97.3%	97.4%	97.7%
Bad Debt % of gross rental revenue	1.2%	1.7%	1.4%	1.3%
Turnover Rate	5.5%	5.4%	23.9%	22.3%

Rental Rate Growth (lease-over-lease):
Renewals	6.8%	9.9%	7.0%	10.0%
New Leases	—%	7.1%	4.5%	13.1%
Blended	4.6%	9.0%	6.3%	10.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 4

Same Store NOI
For the Same Store Portfolio of 75,775 homes, Same Store NOI for Q4 2023 increased 5.6% year over year on Same Store Core Revenues growth of 5.9% and Same Store Core Operating Expenses growth of 6.6%. FY 2023 Same Store NOI increased 4.8% year over year on Same Store Core Revenues growth of 6.5% and Same Store Core Operating Expenses growth of 10.3%.

Same Store Core Revenues
Same Store Core Revenues growth for Q4 2023 of 5.9% year over year was primarily driven by a 5.3% increase in Average Monthly Rent, a 50 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and an 11.2% increase in other income, net of resident recoveries, partially offset by a 20 basis point year over year decline in Average Occupancy.

FY 2023 Same Store Core Revenues growth of 6.5% year over year was primarily driven by a 6.9% increase in Average Monthly Rent and a 10.3% increase in other income, net of resident recoveries, partially offset by a 30 basis point year over year decline in Average Occupancy and a 10 basis point year over year increase in Bad Debt as a percentage of gross rental revenue.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q4 2023 increased 6.6% year over year, primarily attributable to a 7.9% increase in fixed expenses and a 4.2% increase in controllable expenses.

FY 2023 Same Store Core Operating Expenses increased 10.3% year over year, primarily driven by a 10.4% increase in fixed expenses and a 10.2% increase in controllable expenses.

Investment Management Activity
Acquisitions for Q4 2023 totaled 460 homes for $159 million through the Company's various acquisition channels. This included 251 wholly owned homes for $88 million in addition to 209 homes for $71 million in the Company's joint ventures. Dispositions for Q4 2023 included 381 wholly owned homes for gross proceeds of $138 million and 17 homes for gross proceeds of $8 million in the Company's joint ventures.

In FY 2023, the Company acquired 3,221 homes for $1,168 million, including 2,877 wholly owned homes for $1,054 million and 344 homes for $114 million in the Company's joint ventures. The company also sold 1,489 homes for $547 million, including 1,423 wholly owned homes for $517 million and 66 homes for $30 million in the Company's joint ventures.

As previously announced, and subsequent to year end, the Company has begun a new era of providing professional property and asset management services to portfolio owners of single-family homes for lease. This was launched through an inaugural agreement with a third-party portfolio owner that has brought over 14,000 single family homes onto the Company’s industry-leading platform. The agreement provides Invitation Homes with property and asset management fees that the Company believes are commensurate with its expertise and unmatched scale. Substantially all of the homes are located within the Company’s existing markets, predominantly Atlanta, Phoenix, Dallas, Carolinas, Orlando, and Tampa.

Balance Sheet and Capital Markets Activity
As of December 31, 2023, the Company had $1,701 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of December 31, 2023 was $8,613 million, consisting of $6,575 million of unsecured debt and $2,038 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.5x at December 31, 2023, down from 5.7x as of December 31, 2022. The Company has no debt reaching final maturity until 2026, and in addition, 99.4% of its total debt is fixed rate or swapped to fixed rate, and over 75% of its total debt is unsecured.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 5

FY 2024 Guidance Details
The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

FY 2024 Guidance

	FY 2024 Guidance Ranges	FY 2023 Actual
Core FFO per share — diluted	$1.82 to $1.90	$1.77
AFFO per share — diluted	$1.54 to $1.62	$1.50

Same Store Core Revenues growth (1)	4.5% to 5.5%	6.5%
Same Store Core Operating Expenses growth (2)	5.5% to 7.0%	10.3%
Same Store NOI growth	3.5% to 5.5%	4.8%

Wholly owned acquisitions	$600 million to $1,000 million	$1,054 million
JV acquisitions	$100 million to $300 million	$114 million
Wholly owned dispositions	$400 million to $600 million	$517 million

(1)Guidance assumes FY 2024 Average Occupancy is a similar result to FY 2023. Guidance assumes average Bad Debt for FY 2024 in a range of 65 to 95 basis points.
(2)Guidance assumes FY 2024 property tax expense growth in a range of 8% to 10% and insurance expense growth in the mid- to high teens.

Bridge from FY 2023 Results to FY 2024 Guidance Midpoint
Core FFO Per Share
FY 2023 reported result	$1.77

Impact from changes in:
Same Store NOI (3)	$0.10
Non-Same Store NOI	0.02
Management fee revenues, net (4)	0.02
Interest expense (5)	(0.03)
Other (6)	(0.02)
Total change	$0.09

FY 2024 guidance midpoint	$1.86

(3)Based on the 2024 Same Store pool, consisting of 78,823 homes as of January 2024.
(4)Contribution from management fee revenues, net, is primarily related to the Company’s recently announced agreement to provide professional property and asset management services to over 14,000 homes, net of associated expenses.
(5)Increase in cash interest expense primarily related to the Company’s $800 million aggregate public bond offering in August 2023, partially offset by other potential capital markets activities.
(6)Incremental increase in Other primarily related to additional investment in technology and administrative costs.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on February 14, 2024, to discuss results for the fourth quarter of 2023. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113. A live audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 14, 2024, and can be accessed by calling 1-800-770-2030 (domestic) or 1-647-362-9199 (international) and using the playback ID 7714113, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	972.421.3587
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and rising interest rates), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,289,214	$17,030,374
Cash and cash equivalents	700,618	262,870
Restricted cash	196,866	191,057
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	247,166	280,571
Other assets, net	528,896	513,629
Total assets	$19,220,967	$18,536,708

Liabilities:
Mortgage loans, net	$1,627,256	$1,645,795
Secured term loan, net	401,515	401,530
Unsecured notes, net	3,305,467	2,518,185
Term loan facilities, net	3,211,814	3,203,567
Revolving facility	—	—
Accounts payable and accrued expenses	200,590	198,423
Resident security deposits	180,455	175,552
Other liabilities	103,435	70,025
Total liabilities	9,030,532	8,213,077

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 611,958,239 and 611,411,382 outstanding as of December 31, 2023 and 2022, respectively	6,120	6,114
Additional paid-in capital	11,156,736	11,138,463
Accumulated deficit	(1,070,586)	(951,220)
Accumulated other comprehensive income	63,701	97,985
Total stockholders' equity	10,155,971	10,291,342
Non-controlling interests	34,464	32,289
Total equity	10,190,435	10,323,631
Total liabilities and equity	$19,220,967	$18,536,708

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2023	Q4 2022	FY 2023	FY 2022
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$563,844	$524,330	$2,197,516	$2,028,931
Other property income	57,057	52,180	221,115	197,710
Management fee revenues	3,420	3,326	13,647	11,480
Total revenues	624,321	579,836	2,432,278	2,238,121

Expenses:
Property operating and maintenance	228,542	209,615	880,335	786,351
Property management expense	25,246	22,770	95,809	87,936
General and administrative	22,387	16,921	82,344	74,025
Interest expense	90,049	78,409	333,457	304,092
Depreciation and amortization	173,159	163,318	674,287	638,114
Impairment and other	3,069	5,823	8,596	28,697
Total expenses	542,452	496,856	2,074,828	1,919,215

Gains (losses) on investments in equity securities, net	237	61	350	(3,939)
Other, net	5,533	344	(2,435)	(11,261)
Gain on sale of property, net of tax	49,092	21,213	183,540	90,699
Losses from investments in unconsolidated joint ventures	(6,790)	(3,736)	(17,877)	(9,606)

Net income	129,941	100,862	521,028	384,799
Net income attributable to non-controlling interests	(395)	(290)	(1,558)	(1,470)

Net income attributable to common stockholders	129,546	100,572	519,470	383,329
Net income available to participating securities	(178)	(146)	(696)	(661)

Net income available to common stockholders — basic and diluted	$129,368	$100,426	$518,774	$382,668

Weighted average common shares outstanding — basic	612,026,090	611,427,853	611,893,784	609,770,610
Weighted average common shares outstanding — diluted	613,688,569	612,206,225	613,288,708	611,112,396

Net income per common share — basic	$0.21	$0.16	$0.85	$0.63
Net income per common share — diluted	$0.21	$0.16	$0.85	$0.63

Dividends declared per common share	$0.54	$0.22	$1.32	$0.88

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2023	Q4 2022	FY 2023	FY 2022
Net income available to common stockholders	$129,368	$100,426	$518,774	$382,668
Net income available to participating securities	178	146	696	661
Non-controlling interests	395	290	1,558	1,470
Depreciation and amortization on real estate assets	170,371	161,029	663,398	629,301
Impairment on depreciated real estate investments	85	72	427	310
Net gain on sale of previously depreciated investments in real estate	(49,092)	(21,213)	(183,540)	(90,699)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,279	2,051	8,704	4,907
FFO	$253,584	$242,801	$1,010,017	$928,618

Core FFO Reconciliation	Q4 2023	Q4 2022	FY 2023	FY 2022
FFO	$253,584	$242,801	$1,010,017	$928,618
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	10,194	6,819	36,069	24,326
Share-based compensation expense	8,010	6,397	29,503	28,962
Legal settlements	—	—	2,000	7,400
Severance expense	61	61	977	314
Casualty losses, net (1)(2)	2,986	5,849	8,200	28,485
(Gains) losses on investments in equity securities, net	(237)	(61)	(350)	3,939
Core FFO	$274,598	$261,866	$1,086,416	$1,022,044

AFFO Reconciliation	Q4 2023	Q4 2022	FY 2023	FY 2022
Core FFO	$274,598	$261,866	$1,086,416	$1,022,044
Recurring capital expenditures (1)	(40,351)	(41,090)	(163,051)	(156,147)
AFFO	$234,247	$220,776	$923,365	$865,897

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,688,569	612,206,225	613,288,708	611,112,396

Net income per common share — diluted	$0.21	$0.16	$0.85	$0.63

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,843,083	614,172,679	615,367,734	613,669,133

FFO per share — diluted	$0.41	$0.40	$1.64	$1.51

Core FFO per share — diluted	$0.45	$0.43	$1.77	$1.67

AFFO per share — diluted	$0.38	$0.36	$1.50	$1.41

(1)Includes the Company's share from unconsolidated joint ventures.
(2)FY 2022 includes $24,000 of net estimated losses and damages related to Hurricanes Ian and Nicole.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q4 2023	Q4 2022	FY 2023	FY 2022
Common shares — basic	612,026,090	611,427,853	611,893,784	609,770,610
Shares potentially issuable from vesting/conversion of equity-based awards	1,662,479	778,372	1,394,924	1,341,786
Total common shares — diluted	613,688,569	612,206,225	613,288,708	611,112,396

Weighted average amounts for FFO, Core FFO, and AFFO	Q4 2023	Q4 2022	FY 2023	FY 2022
Common shares — basic	612,026,090	611,427,853	611,893,784	609,770,610
OP units — basic	1,869,483	1,737,395	1,835,686	2,338,999
Shares potentially issuable from vesting/conversion of equity-based awards	1,947,510	1,007,431	1,638,264	1,559,524
Total common shares and units — diluted	615,843,083	614,172,679	615,367,734	613,669,133

Period end amounts for Core FFO and AFFO	December 31, 2023
Common shares	611,958,239
OP units	1,869,483
Shares potentially issuable from vesting/conversion of equity-based awards	1,997,388
Total common shares and units — diluted	615,825,110

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of December 31, 2023
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,394,916		16.1%	4.0%	4.6
Floating — swapped to fixed	643,030		7.5%	4.2%	2.0
Floating	—		—%	—%	—
Total secured	2,037,946		23.6%	4.1%	3.8

Unsecured:
Fixed	3,350,000		38.9%	3.4%	7.7
Floating — swapped to fixed	3,176,970		36.9%	4.0%	2.8
Floating	48,030		0.6%	6.7%	5.5
Total unsecured	6,575,000		76.4%	3.7%	5.3

Total Debt:
Fixed + floating swapped to fixed (3)	8,564,916		99.4%	3.8%	4.9
Floating	48,030		0.6%	6.7%	5.5
Total debt	8,612,946		100.0%	3.8%	5.0
Discount/amortization on Note Payable	(21,376)
Deferred financing costs, net	(45,518)
Total debt per Balance Sheet	8,546,052
Retained and repurchased certificates	(87,703)
Cash, ex-security deposits and letters of credit (4)	(713,898)
Deferred financing costs, net	45,518
Unamortized discount on note payable	21,376
Net debt	$7,811,345

Leverage Ratios	December 31, 2023
Net Debt / TTM Adjusted EBITDAre	5.5	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB	Positive
Moody's Investors Service	Baa3	Positive
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	30.1%	≤ 60%	Aggregate debt ratio	37.0%	≤ 65%
Secured leverage ratio	5.9%	≤ 45%	Secured debt ratio	8.5%	≤ 40%
Unencumbered leverage ratio	29.3%	≤ 60%	Unencumbered assets ratio	299.4%	≥ 150%
Fixed charge coverage ratio	4.1 x	≥ 1.5x	Debt service ratio	4.3x	≥ 1.5x
Unsecured interest coverage ratio	5.2 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of December 31, 2023. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of December 31, 2023
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2024	$—	$—	$—	$—	—%
2025	—	—	—	—	—%
2026	643,030	2,500,000	—	3,143,030	36.6%
2027	991,787	—	—	991,787	11.5%
2028	—	750,000	—	750,000	8.7%
2029	—	725,000	—	725,000	8.4%
2030	—	450,000	—	450,000	5.2%
2031	403,129	650,000	—	1,053,129	12.2%
2032	—	600,000	—	600,000	7.0%
2033	—	350,000	—	350,000	4.1%
2034	—	400,000	—	400,000	4.6%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.7%
	2,037,946	6,575,000	—	8,612,946	100.0%
Unamortized discount on note payable	(1,232)	(20,144)	—	(21,376)
Deferred financing costs, net	(7,943)	(37,575)	—	(45,518)
Total per Balance Sheet	$2,028,771	$6,517,281	$—	$8,546,052
	.
(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2023
Total Portfolio	84,567
Same Store Portfolio	75,775
Same Store % of Total	89.6%

Core Revenues	Q4 2023	Q4 2022	Change YoY	FY 2023	FY 2022	Change YoY
Total Portfolio	$585,851	$543,871	7.7%	$2,282,198	$2,104,586	8.4%
Same Store Portfolio	530,188	500,663	5.9%	2,081,637	1,954,335	6.5%

Core Operating Expenses	Q4 2023	Q4 2022	Change YoY	FY 2023	FY 2022	Change YoY
Total Portfolio	$193,492	$176,976	9.3%	$743,902	$664,296	12.0%
Same Store Portfolio	174,526	163,721	6.6%	676,017	612,657	10.3%

Net Operating Income	Q4 2023	Q4 2022	Change YoY	FY 2023	FY 2022	Change YoY
Total Portfolio	$392,359	$366,895	6.9%	$1,538,296	$1,440,290	6.8%
Same Store Portfolio	355,662	336,942	5.6%	1,405,620	1,341,678	4.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2023	Q4 2022	YoY	Q3 2023	Seq	FY 2023	FY 2022	YoY
Revenues:
Rental revenues (1)	$510,607	$483,062	5.7%	$504,036	1.3%	$2,005,734	$1,885,490	6.4%
Other property income, net (1)(2)	19,581	17,601	11.2%	20,050	(2.3)%	75,903	68,845	10.3%
Core Revenues	530,188	500,663	5.9%	524,086	1.2%	2,081,637	1,954,335	6.5%

Fixed Expenses:
Property taxes	93,864	87,963	6.7%	86,948	8.0%	351,609	318,794	10.3%
Insurance expenses	9,989	8,450	18.2%	9,857	1.3%	39,079	34,115	14.6%
HOA expenses	10,646	9,691	9.9%	10,113	5.3%	40,393	37,576	7.5%

Controllable Expenses:
Repairs and maintenance, net (3)	22,507	22,766	(1.1)%	27,320	(17.6)%	92,598	92,599	—%
Personnel, leasing and marketing	21,041	19,910	5.7%	20,660	1.8%	84,805	77,102	10.0%
Turnover, net (3)	9,917	10,250	(3.2)%	12,078	(17.9)%	42,033	34,369	22.3%
Utilities and property administrative, net (3)	6,562	4,691	39.9%	7,374	(11.0)%	25,500	18,102	40.9%
Core Operating Expenses	174,526	163,721	6.6%	174,350	0.1%	676,017	612,657	10.3%

Net Operating Income	$355,662	$336,942	5.6%	$349,736	1.7%	$1,405,620	$1,341,678	4.8%

(1)All rental revenues and other property income are reflected net of Bad Debt, which as a percentage of gross rental revenue, improved by 50 basis points from Q4 2022 to Q4 2023.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $31,160, $30,065, $32,231, $122,841, and $113,795 for Q4 2023, Q4 2022, Q3 2023, FY 2023, and FY 2022, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022

Average Occupancy	97.1%	97.0%	97.6%	97.8%	97.3%
Turnover Rate	5.5%	6.7%	6.6%	5.1%	5.4%
Trailing four quarters Turnover Rate	23.9%	23.8%	23.4%	22.7%	22.3%
Average Monthly Rent	$2,344	$2,318	$2,284	$2,253	$2,225
Rental Rate Growth (lease-over-lease):
Renewals	6.8%	6.6%	6.9%	8.0%	9.9%
New leases	—%	5.2%	7.3%	5.7%	7.1%
Blended	4.6%	6.2%	7.0%	7.3%	9.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended December 31, 2023 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,553	96.3%	$3,019	$1.78	11.2%
Northern California	4,309	96.8%	2,670	1.70	5.9%
Seattle	4,041	97.2%	2,808	1.46	5.9%
Phoenix	9,228	96.4%	2,027	1.19	9.7%
Las Vegas	3,420	96.3%	2,170	1.10	3.8%
Denver	2,584	96.9%	2,492	1.36	3.4%
Western US Subtotal	31,135	96.6%	2,513	1.44	39.9%

Florida:
South Florida	8,294	96.1%	2,942	1.57	12.2%
Tampa	9,174	95.3%	2,248	1.20	10.5%
Orlando	6,718	96.3%	2,189	1.17	7.5%
Jacksonville	1,996	95.7%	2,139	1.08	2.2%
Florida Subtotal	26,182	95.9%	2,446	1.30	32.4%

Southeast United States:
Atlanta	12,726	95.5%	1,985	0.96	12.5%
Carolinas	5,494	96.1%	2,010	0.94	5.5%
Southeast US Subtotal	18,220	95.6%	1,992	0.96	18.0%

Texas:
Houston	2,354	93.8%	1,876	0.94	2.2%
Dallas	2,991	95.3%	2,213	1.07	3.4%
Texas Subtotal	5,345	94.6%	2,066	1.02	5.6%

Midwest United States:
Chicago	2,489	97.0%	2,333	1.45	2.8%
Minneapolis	1,076	95.5%	2,270	1.16	1.2%
Midwest US Subtotal	3,565	96.6%	2,314	1.35	4.0%

Other (2):	120	68.8%	2,044	1.00	0.1%

Total / Average	84,567	96.0%	$2,344	$1.25	100.0%
Same Store Total / Average	75,775	97.1%	$2,344	$1.25	90.4%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes located outside of the Company's 16 core markets, including those acquired as part of the Company's July 2023 portfolio acquisition that are generally being held for sale or evaluated for disposition once they become vacant.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q4 2023	# Homes	Q4 2023	Q4 2022	Change	Q4 2023	Q4 2022	Change	Q4 2023	Q4 2022	Change
Western United States:
Southern California	7,295	$3,022	$2,874	5.1%	97.3%	98.1%	(0.8)%	$64,761	$60,355	7.3%
Northern California	3,797	2,644	2,547	3.8%	97.6%	97.8%	(0.2)%	29,759	28,296	5.2%
Seattle	3,649	2,811	2,689	4.5%	97.5%	96.7%	0.8%	30,495	28,732	6.1%
Phoenix	8,020	1,998	1,893	5.5%	97.1%	97.0%	0.1%	48,723	46,335	5.2%
Las Vegas	2,789	2,175	2,114	2.9%	96.9%	96.3%	0.6%	18,158	16,783	8.2%
Denver	2,097	2,500	2,413	3.6%	97.3%	96.0%	1.3%	15,865	15,223	4.2%
Western US Subtotal	27,647	2,521	2,410	4.6%	97.3%	97.2%	0.1%	207,761	195,724	6.1%

Florida:
South Florida	7,701	2,967	2,750	7.9%	96.8%	97.5%	(0.7)%	68,128	63,463	7.4%
Tampa	7,904	2,226	2,102	5.9%	97.1%	97.4%	(0.3)%	53,180	50,214	5.9%
Orlando	6,040	2,179	2,058	5.9%	97.6%	98.1%	(0.5)%	40,087	38,013	5.5%
Jacksonville	1,855	2,128	2,046	4.0%	97.4%	97.7%	(0.3)%	12,036	11,414	5.4%
Florida Subtotal	23,500	2,448	2,298	6.5%	97.2%	97.6%	(0.4)%	173,431	163,104	6.3%

Southeast United States:
Atlanta	11,872	1,979	1,875	5.5%	96.3%	96.8%	(0.5)%	68,905	65,557	5.1%
Carolinas	4,923	2,006	1,903	5.4%	97.3%	97.6%	(0.3)%	29,561	28,032	5.5%
Southeast US Subtotal	16,795	1,987	1,883	5.5%	96.6%	97.1%	(0.5)%	98,466	93,589	5.2%

Texas
Houston	1,866	1,839	1,775	3.6%	97.2%	96.9%	0.3%	10,377	9,929	4.5%
Dallas	2,415	2,219	2,123	4.5%	97.0%	96.8%	0.2%	16,194	15,363	5.4%
Texas Subtotal	4,281	2,053	1,971	4.2%	97.1%	96.9%	0.2%	26,571	25,292	5.1%

Midwest United States:
Chicago	2,481	2,332	2,221	5.0%	97.3%	97.4%	(0.1)%	16,741	16,109	3.9%
Minneapolis	1,071	2,271	2,194	3.5%	96.4%	95.2%	1.2%	7,218	6,845	5.4%
Midwest US Subtotal	3,552	2,314	2,213	4.6%	97.0%	96.8%	0.2%	23,959	22,954	4.4%

Total / Average	75,775	$2,344	$2,225	5.3%	97.1%	97.3%	(0.2)%	$530,188	$500,663	5.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q4 2023	# Homes	Q4 2023	Q3 2023	Change	Q4 2023	Q3 2023	Change	Q4 2023	Q3 2023	Change
Western United States:
Southern California	7,295	$3,022	$2,987	1.2%	97.3%	97.2%	0.1%	$64,761	$63,969	1.2%
Northern California	3,797	2,644	2,627	0.6%	97.6%	97.6%	—%	29,759	29,536	0.8%
Seattle	3,649	2,811	2,786	0.9%	97.5%	97.3%	0.2%	30,495	30,224	0.9%
Phoenix	8,020	1,998	1,974	1.2%	97.1%	97.2%	(0.1)%	48,723	48,220	1.0%
Las Vegas	2,789	2,175	2,162	0.6%	96.9%	96.0%	0.9%	18,158	17,852	1.7%
Denver	2,097	2,500	2,480	0.8%	97.3%	97.7%	(0.4)%	15,865	15,800	0.4%
Western US Subtotal	27,647	2,521	2,496	1.0%	97.3%	97.2%	0.1%	207,761	205,601	1.1%

Florida:
South Florida	7,701	2,967	2,912	1.9%	96.8%	97.1%	(0.3)%	68,128	67,145	1.5%
Tampa	7,904	2,226	2,201	1.1%	97.1%	96.8%	0.3%	53,180	52,342	1.6%
Orlando	6,040	2,179	2,150	1.3%	97.6%	96.9%	0.7%	40,087	39,569	1.3%
Jacksonville	1,855	2,128	2,114	0.7%	97.4%	96.6%	0.8%	12,036	11,866	1.4%
Florida Subtotal	23,500	2,448	2,415	1.4%	97.2%	96.9%	0.3%	173,431	170,922	1.5%

Southeast United States:
Atlanta	11,872	1,979	1,959	1.0%	96.3%	96.5%	(0.2)%	68,905	68,273	0.9%
Carolinas	4,923	2,006	1,983	1.2%	97.3%	97.5%	(0.2)%	29,561	29,293	0.9%
Southeast US Subtotal	16,795	1,987	1,966	1.1%	96.6%	96.8%	(0.2)%	98,466	97,566	0.9%

Texas
Houston	1,866	1,839	1,827	0.7%	97.2%	97.1%	0.1%	10,377	10,299	0.8%
Dallas	2,415	2,219	2,199	0.9%	97.0%	96.6%	0.4%	16,194	15,981	1.3%
Texas Subtotal	4,281	2,053	2,036	0.8%	97.1%	96.8%	0.3%	26,571	26,280	1.1%

Midwest United States:
Chicago	2,481	2,332	2,307	1.1%	97.3%	96.8%	0.5%	16,741	16,505	1.4%
Minneapolis	1,071	2,271	2,255	0.7%	96.4%	96.6%	(0.2)%	7,218	7,212	0.1%
Midwest US Subtotal	3,552	2,314	2,291	1.0%	97.0%	96.7%	0.3%	23,959	23,717	1.0%

Total / Average	75,775	$2,344	$2,318	1.1%	97.1%	97.0%	0.1%	$530,188	$524,086	1.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — FY
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, FY 2023	# Homes	FY 2023	FY 2022	Change	FY 2023	FY 2022	Change	FY 2023	FY 2022	Change
Western United States:
Southern California	7,295	$2,966	$2,811	5.5%	97.6%	98.3%	(0.7)%	$251,862	$238,619	5.5%
Northern California	3,797	2,611	2,489	4.9%	97.8%	98.1%	(0.3)%	117,294	111,931	4.8%
Seattle	3,649	2,771	2,615	6.0%	97.6%	97.7%	(0.1)%	120,036	113,302	5.9%
Phoenix	8,020	1,959	1,819	7.7%	97.5%	97.6%	(0.1)%	192,133	178,806	7.5%
Las Vegas	2,789	2,153	2,039	5.6%	96.6%	97.4%	(0.8)%	70,967	67,262	5.5%
Denver	2,097	2,467	2,364	4.4%	97.7%	97.1%	0.6%	62,841	59,923	4.9%
Western US Subtotal	27,647	2,480	2,343	5.8%	97.5%	97.8%	(0.3)%	815,133	769,843	5.9%

Florida:
South Florida	7,701	2,885	2,619	10.2%	97.4%	98.0%	(0.6)%	266,416	243,224	9.5%
Tampa	7,904	2,180	2,014	8.2%	97.4%	97.8%	(0.4)%	209,019	193,827	7.8%
Orlando	6,040	2,133	1,985	7.5%	97.7%	98.0%	(0.3)%	157,735	146,566	7.6%
Jacksonville	1,855	2,099	1,979	6.1%	97.3%	97.7%	(0.4)%	47,404	44,573	6.4%
Florida Subtotal	23,500	2,393	2,202	8.7%	97.5%	97.9%	(0.4)%	680,574	628,190	8.3%

Southeast United States:
Atlanta	11,872	1,940	1,814	6.9%	96.8%	97.4%	(0.6)%	270,425	256,773	5.3%
Carolinas	4,923	1,966	1,853	6.1%	97.7%	97.8%	(0.1)%	116,118	110,344	5.2%
Southeast US Subtotal	16,795	1,948	1,825	6.7%	97.1%	97.5%	(0.4)%	386,543	367,117	5.3%

Texas
Houston	1,866	1,817	1,736	4.7%	97.3%	97.3%	—%	41,089	39,153	4.9%
Dallas	2,415	2,182	2,062	5.8%	97.1%	97.2%	(0.1)%	63,736	59,885	6.4%
Texas Subtotal	4,281	2,023	1,920	5.4%	97.2%	97.2%	—%	104,825	99,038	5.8%

Midwest United States:
Chicago	2,481	2,289	2,174	5.3%	97.5%	97.9%	(0.4)%	65,834	63,032	4.4%
Minneapolis	1,071	2,238	2,144	4.4%	96.8%	96.4%	0.4%	28,728	27,115	5.9%
Midwest US Subtotal	3,552	2,274	2,165	5.0%	97.3%	97.4%	(0.1)%	94,562	90,147	4.9%

Total / Average	75,775	$2,300	$2,152	6.9%	97.4%	97.7%	(0.3)%	$2,081,637	$1,954,335	6.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2023	Q4 2023	Q4 2022	Change	Q4 2023	Q4 2022	Change	Q4 2023	Q4 2022	Change	Q4 2023	Q4 2022
Western United States:
Southern California	$64,761	$60,355	7.3%	$17,834	$14,638	21.8%	$46,927	$45,717	2.6%	72.5%	75.7%
Northern California	29,759	28,296	5.2%	7,208	6,354	13.4%	22,551	21,942	2.8%	75.8%	77.5%
Seattle	30,495	28,732	6.1%	7,994	7,500	6.6%	22,501	21,232	6.0%	73.8%	73.9%
Phoenix	48,723	46,335	5.2%	9,036	9,469	(4.6)%	39,687	36,866	7.7%	81.5%	79.6%
Las Vegas	18,158	16,783	8.2%	4,145	4,047	2.4%	14,013	12,736	10.0%	77.2%	75.9%
Denver	15,865	15,223	4.2%	3,148	3,024	4.1%	12,717	12,199	4.2%	80.2%	80.1%
Western US Subtotal	207,761	195,724	6.1%	49,365	45,032	9.6%	158,396	150,692	5.1%	76.2%	77.0%

Florida:
South Florida	68,128	63,463	7.4%	28,204	26,131	7.9%	39,924	37,332	6.9%	58.6%	58.8%
Tampa	53,180	50,214	5.9%	20,534	19,905	3.2%	32,646	30,309	7.7%	61.4%	60.4%
Orlando	40,087	38,013	5.5%	14,032	13,045	7.6%	26,055	24,968	4.4%	65.0%	65.7%
Jacksonville	12,036	11,414	5.4%	4,504	4,172	8.0%	7,532	7,242	4.0%	62.6%	63.4%
Florida Subtotal	173,431	163,104	6.3%	67,274	63,253	6.4%	106,157	99,851	6.3%	61.2%	61.2%

Southeast United States:
Atlanta	68,905	65,557	5.1%	27,487	25,449	8.0%	41,418	40,108	3.3%	60.1%	61.2%
Carolinas	29,561	28,032	5.5%	8,682	7,259	19.6%	20,879	20,773	0.5%	70.6%	74.1%
Southeast US Subtotal	98,466	93,589	5.2%	36,169	32,708	10.6%	62,297	60,881	2.3%	63.3%	65.1%

Texas
Houston	10,377	9,929	4.5%	5,039	5,708	(11.7)%	5,338	4,221	26.5%	51.4%	42.5%
Dallas	16,194	15,363	5.4%	6,470	7,575	(14.6)%	9,724	7,788	24.9%	60.0%	50.7%
Texas Subtotal	26,571	25,292	5.1%	11,509	13,283	(13.4)%	15,062	12,009	25.4%	56.7%	47.5%

Midwest United States:
Chicago	16,741	16,109	3.9%	7,511	6,952	8.0%	9,230	9,157	0.8%	55.1%	56.8%
Minneapolis	7,218	6,845	5.4%	2,698	2,493	8.2%	4,520	4,352	3.9%	62.6%	63.6%
Midwest US Subtotal	23,959	22,954	4.4%	10,209	9,445	8.1%	13,750	13,509	1.8%	57.4%	58.9%

Same Store Total / Average	$530,188	$500,663	5.9%	$174,526	$163,721	6.6%	$355,662	$336,942	5.6%	67.1%	67.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2023	Q4 2023	Q3 2023	Change	Q4 2023	Q3 2023	Change	Q4 2023	Q3 2023	Change	Q4 2023	Q3 2023
Western United States:
Southern California	$64,761	$63,969	1.2%	$17,834	$19,347	(7.8)%	$46,927	$44,622	5.2%	72.5%	69.8%
Northern California	29,759	29,536	0.8%	7,208	8,153	(11.6)%	22,551	21,383	5.5%	75.8%	72.4%
Seattle	30,495	30,224	0.9%	7,994	7,883	1.4%	22,501	22,341	0.7%	73.8%	73.9%
Phoenix	48,723	48,220	1.0%	9,036	10,360	(12.8)%	39,687	37,860	4.8%	81.5%	78.5%
Las Vegas	18,158	17,852	1.7%	4,145	4,669	(11.2)%	14,013	13,183	6.3%	77.2%	73.8%
Denver	15,865	15,800	0.4%	3,148	3,246	(3.0)%	12,717	12,554	1.3%	80.2%	79.5%
Western US Subtotal	207,761	205,601	1.1%	49,365	53,658	(8.0)%	158,396	151,943	4.2%	76.2%	73.9%

Florida:
South Florida	68,128	67,145	1.5%	28,204	26,661	5.8%	39,924	40,484	(1.4)%	58.6%	60.3%
Tampa	53,180	52,342	1.6%	20,534	20,480	0.3%	32,646	31,862	2.5%	61.4%	60.9%
Orlando	40,087	39,569	1.3%	14,032	14,072	(0.3)%	26,055	25,497	2.2%	65.0%	64.4%
Jacksonville	12,036	11,866	1.4%	4,504	4,257	5.8%	7,532	7,609	(1.0)%	62.6%	64.1%
Florida Subtotal	173,431	170,922	1.5%	67,274	65,470	2.8%	106,157	105,452	0.7%	61.2%	61.7%

Southeast United States:
Atlanta	68,905	68,273	0.9%	27,487	24,269	13.3%	41,418	44,004	(5.9)%	60.1%	64.5%
Carolinas	29,561	29,293	0.9%	8,682	8,345	4.0%	20,879	20,948	(0.3)%	70.6%	71.5%
Southeast US Subtotal	98,466	97,566	0.9%	36,169	32,614	10.9%	62,297	64,952	(4.1)%	63.3%	66.6%

Texas
Houston	10,377	10,299	0.8%	5,039	5,375	(6.3)%	5,338	4,924	8.4%	51.4%	47.8%
Dallas	16,194	15,981	1.3%	6,470	6,808	(5.0)%	9,724	9,173	6.0%	60.0%	57.4%
Texas Subtotal	26,571	26,280	1.1%	11,509	12,183	(5.5)%	15,062	14,097	6.8%	56.7%	53.6%

Midwest United States:
Chicago	16,741	16,505	1.4%	7,511	7,867	(4.5)%	9,230	8,638	6.9%	55.1%	52.3%
Minneapolis	7,218	7,212	0.1%	2,698	2,558	5.5%	4,520	4,654	(2.9)%	62.6%	64.5%
Midwest US Subtotal	23,959	23,717	1.0%	10,209	10,425	(2.1)%	13,750	13,292	3.4%	57.4%	56.0%

Same Store Total / Average	$530,188	$524,086	1.2%	$174,526	$174,350	0.1%	$355,662	$349,736	1.7%	67.1%	66.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — FY
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2023	FY 2023	FY 2022	Change	FY 2023	FY 2022	Change	FY 2023	FY 2022	Change	FY 2023	FY 2022
Western United States:
Southern California	$251,862	$238,619	5.5%	$72,813	$65,316	11.5%	$179,049	$173,303	3.3%	71.1%	72.6%
Northern California	117,294	111,931	4.8%	30,934	28,758	7.6%	$86,360	$83,173	3.8%	73.6%	74.3%
Seattle	120,036	113,302	5.9%	32,038	29,575	8.3%	$87,998	$83,727	5.1%	73.3%	73.9%
Phoenix	192,133	178,806	7.5%	37,821	37,475	0.9%	$154,312	$141,331	9.2%	80.3%	79.0%
Las Vegas	70,967	67,262	5.5%	17,172	14,959	14.8%	$53,795	$52,303	2.9%	75.8%	77.8%
Denver	62,841	59,923	4.9%	12,251	11,614	5.5%	$50,590	$48,309	4.7%	80.5%	80.6%
Western US Subtotal	815,133	769,843	5.9%	203,029	187,697	8.2%	612,104	582,146	5.1%	75.1%	75.6%

Florida:
South Florida	266,416	243,224	9.5%	105,154	94,138	11.7%	161,262	149,086	8.2%	60.5%	61.3%
Tampa	209,019	193,827	7.8%	79,976	72,249	10.7%	129,043	121,578	6.1%	61.7%	62.7%
Orlando	157,735	146,566	7.6%	54,532	49,576	10.0%	103,203	96,990	6.4%	65.4%	66.2%
Jacksonville	47,404	44,573	6.4%	16,971	15,182	11.8%	30,433	29,391	3.5%	64.2%	65.9%
Florida Subtotal	680,574	628,190	8.3%	256,633	231,145	11.0%	423,941	397,045	6.8%	62.3%	63.2%

Southeast United States:
Atlanta	270,425	256,773	5.3%	97,037	82,292	17.9%	173,388	174,481	(0.6)%	64.1%	68.0%
Carolinas	116,118	110,344	5.2%	32,375	29,635	9.2%	83,743	80,709	3.8%	72.1%	73.1%
Southeast US Subtotal	386,543	367,117	5.3%	129,412	111,927	15.6%	257,131	255,190	0.8%	66.5%	69.5%

Texas
Houston	41,089	39,153	4.9%	20,569	19,462	5.7%	20,520	19,691	4.2%	49.9%	50.3%
Dallas	63,736	59,885	6.4%	26,293	24,967	5.3%	37,443	34,918	7.2%	58.7%	58.3%
Texas Subtotal	104,825	99,038	5.8%	46,862	44,429	5.5%	57,963	54,609	6.1%	55.3%	55.1%

Midwest United States:
Chicago	65,834	63,032	4.4%	30,087	28,178	6.8%	35,747	34,854	2.6%	54.3%	55.3%
Minneapolis	28,728	27,115	5.9%	9,994	9,281	7.7%	18,734	17,834	5.0%	65.2%	65.8%
Midwest US Subtotal	94,562	90,147	4.9%	40,081	37,459	7.0%	54,481	52,688	3.4%	57.6%	58.4%

Same Store Total / Average	$2,081,637	$1,954,335	6.5%	$676,017	$612,657	10.3%	$1,405,620	$1,341,678	4.8%	67.5%	68.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2023			FY 2023
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.7%	6.1%	6.5%	6.5%	7.8%	6.9%
Northern California	4.9%	0.6%	3.4%	4.6%	4.0%	4.4%
Seattle	5.1%	1.5%	4.0%	5.6%	4.2%	5.1%
Phoenix	8.3%	(4.4)%	4.0%	7.7%	2.4%	6.1%
Las Vegas	4.2%	(3.9)%	1.2%	4.8%	0.1%	3.1%
Denver	5.5%	0.7%	3.7%	4.7%	3.3%	4.3%
Western US Subtotal	6.3%	0.2%	4.4%	6.1%	4.0%	5.5%

Florida:
South Florida	8.4%	(0.6)%	5.6%	10.2%	4.7%	8.7%
Tampa	7.7%	(0.1)%	4.9%	7.7%	5.5%	7.0%
Orlando	7.6%	0.1%	5.1%	7.4%	5.4%	6.8%
Jacksonville	6.0%	(4.2)%	1.8%	5.8%	2.1%	4.6%
Florida Subtotal	7.9%	(0.6)%	5.1%	8.5%	4.9%	7.5%

Southeast United States:
Atlanta	6.9%	0.7%	4.9%	6.9%	5.1%	6.4%
Carolinas	5.2%	1.5%	3.9%	6.5%	5.7%	6.2%
Southeast US Subtotal	6.4%	0.9%	4.6%	6.8%	5.3%	6.3%

Texas
Houston	5.2%	(1.5)%	3.2%	4.9%	2.0%	4.1%
Dallas	6.2%	(1.2)%	3.1%	6.2%	3.0%	5.2%
Texas Subtotal	5.7%	(1.3)%	3.2%	5.6%	2.7%	4.7%

Midwest United States:
Chicago	5.5%	3.2%	4.7%	6.4%	4.7%	6.0%
Minneapolis	5.8%	(4.9)%	2.2%	6.4%	(0.4)%	4.3%
Midwest US Subtotal	5.6%	0.6%	3.9%	6.4%	3.1%	5.5%

Total / Average	6.8%	—%	4.6%	7.0%	4.5%	6.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
R&M OpEx, net	$22,507	$27,320	$21,403	$21,368	$22,766
Turn OpEx, net	9,917	12,078	11,186	8,852	10,250
Total recurring operating expenses, net	$32,424	$39,398	$32,589	$30,220	$33,016

R&M CapEx	$26,961	$33,235	$24,165	$24,202	$26,508
Turn CapEx	10,154	11,717	9,153	9,781	11,543
Total recurring capital expenditures	$37,115	$44,952	$33,318	$33,983	$38,051

R&M OpEx, net + R&M CapEx	$49,468	$60,555	$45,568	$45,570	$49,274
Turn OpEx, net + Turn CapEx	20,071	23,795	20,339	18,633	21,793
Total Cost to Maintain, net	$69,539	$84,350	$65,907	$64,203	$71,067

Per Home	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Total Cost to Maintain, net	$918	$1,113	$870	$847	$938

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Recurring CapEx	$40,080	$48,765	$36,173	$37,114	$40,945
Value Enhancing CapEx	12,148	14,381	12,875	9,458	12,258
Initial Renovation CapEx	9,656	11,744	4,356	4,037	13,853
Disposition CapEx	1,021	1,258	1,694	1,825	999
Total Capital Expenditures	$62,905	$76,148	$55,098	$52,434	$68,055

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2023	Q4 2022	FY 2023	FY 2022
Property management expense (GAAP)	$25,246	$22,770	$95,809	$87,936
Adjustments:
Share-based compensation expense	(1,731)	(1,512)	(6,963)	(6,493)
Adjusted property management expense	$23,515	$21,258	$88,846	$81,443

Adjusted G&A Expense	Q4 2023	Q4 2022	FY 2023	FY 2022
G&A expense (GAAP)	$22,387	$16,921	$82,344	$74,025
Adjustments:
Share-based compensation expense	(6,279)	(4,885)	(22,540)	(22,469)
Severance expense	(61)	(61)	(977)	(314)
Adjusted G&A expense	$16,047	$11,975	$58,827	$51,242

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	September 30, 2023	Q4 2023 Acquisitions (1)		Q4 2023 Dispositions (2)		December 31, 2023
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,605	—	$—	52	$607,777	7,553
Northern California	4,351	—	—	42	431,187	4,309
Seattle	4,054	—	—	13	448,650	4,041
Phoenix	9,233	15	383,129	20	290,544	9,228
Las Vegas	3,423	—	—	3	364,833	3,420
Denver	2,595	—	—	11	369,955	2,584
Western US Subtotal	31,261	15	383,129	141	471,784	31,135

Florida:
South Florida	8,336	8	362,457	50	416,720	8,294
Tampa	9,110	101	352,276	37	275,159	9,174
Orlando	6,690	40	372,567	12	294,083	6,718
Jacksonville	1,995	3	409,349	2	274,500	1,996
Florida Subtotal	26,131	152	359,278	101	347,474	26,182

Southeast United States:
Atlanta	12,752	31	329,762	57	239,476	12,726
Carolinas	5,475	27	373,647	8	335,500	5,494
Southeast US Subtotal	18,227	58	350,191	65	251,295	18,220

Texas:
Houston	2,367	5	273,249	18	261,486	2,354
Dallas	2,992	20	298,143	21	267,357	2,991
Texas: Subtotal	5,359	25	293,164	39	264,647	5,345

Midwest United States:
Chicago	2,496	—	—	7	230,343	2,489
Minneapolis	1,085	—	—	9	320,122	1,076
Midwest US Subtotal	3,581	—	—	16	280,844	3,565

Other (3):	138	1	395,211	19	270,605	120

Total / Average	84,697	251	$352,162	381	$361,960	84,567

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,609	—	$—	—	$—	2,609
2022 Rockpoint JV (5)	132	177	339,431	—	—	309
FNMA JV (6)	442	—	—	16	465,969	426
Pathway Homes (7)	473	32	336,879	1	385,003	504

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 6.0%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.9%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes located outside of the Company's 16 core markets, including those acquired as part of the Company's July 2023 portfolio acquisition that are generally being held for sale or evaluated for disposition once they become vacant. During Q4 2023, the Company sold 19 of these homes with an average estimated cost basis of $263,768 for an average sales price of $270,605.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of December 31, 2023.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders — As of December 31, 2023
(unaudited)

	Pipeline as of December 31, 2023 (1)(2)(3)	Estimated Deliveries in 2024	Estimated Deliveries in 2025	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	127	60	66	1	$540,000
Phoenix	135	55	50	30	420,000
Tampa	497	245	74	178	320,000
Orlando	512	128	204	180	430,000
Atlanta	120	55	55	10	340,000
Carolinas	321	140	145	36	410,000
South Florida	21	21	—	—	360,000
Dallas	56	56	—	—	310,000
Total / Average	1,789	760	594	435	$390,000

(1)Represents the number of new homes under contract as of December 31, 2023, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of September 30, 2023	1,931
Q4 2023 additions and cancellations (net)	24
Q4 2023 deliveries	(166)
Pipeline as of December 31, 2023	1,789

(3)Not included in the pipeline above are an additional 10 new homes for an average estimated cost basis per home of $300,000 that the Company’s joint ventures are under contract to acquire upon completion in 2024 and beyond.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company's reserves for residents' accounts receivables balances that are aged greater than 30 days, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 31 before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 32

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 33

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the “Revolving Facility”) and its $2,500 million term loan facility (the “2020 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (as amended by the First Amendment, dated as of April 18, 2023, the “Credit Agreement”) and its $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2020 Term Loan Facility, the “Term Loan Facilities”), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the “Term Loan Agreement” and together with the Credit Agreement, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 24, 2023 and Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 34

Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, and August 2, 2023.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 35

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Total revenues (Total Portfolio)	$624,321	$617,695	$600,372	$589,890	$579,836
Management fee revenues	(3,420)	(3,404)	(3,448)	(3,375)	(3,326)
Total portfolio resident recoveries	(35,050)	(36,641)	(32,776)	(31,966)	(32,639)
Total Core Revenues (Total Portfolio)	585,851	577,650	564,148	554,549	543,871
Non-Same Store Core Revenues	(55,663)	(53,564)	(45,825)	(45,509)	(43,208)
Same Store Core Revenues	$530,188	$524,086	$518,323	$509,040	$500,663

Reconciliation of Total Revenues to Same Store Core Revenues, FY
(in thousands) (unaudited)

	FY 2023	FY 2022
Total revenues (Total Portfolio)	$2,432,278	$2,238,121
Management fee revenues	(13,647)	(11,480)
Total portfolio resident recoveries	(136,433)	(122,055)
Total Core Revenues (Total Portfolio)	2,282,198	2,104,586
Non-Same Store Core Revenues	(200,561)	(150,251)
Same Store Core Revenues	$2,081,637	$1,954,335

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Property operating and maintenance expenses (Total Portfolio)	$228,542	$229,488	$213,808	$208,497	$209,615
Total Portfolio resident recoveries	(35,050)	(36,641)	(32,776)	(31,966)	(32,639)
Core Operating Expenses (Total Portfolio)	193,492	192,847	181,032	176,531	176,976
Non-Same Store Core Operating Expenses	(18,966)	(18,497)	(15,296)	(15,126)	(13,255)
Same Store Core Operating Expenses	$174,526	$174,350	$165,736	$161,405	$163,721

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, FY
(in thousands) (unaudited)

	FY 2023	FY 2022
Property operating and maintenance expenses (Total Portfolio)	$880,335	$786,351
Total Portfolio resident recoveries	(136,433)	(122,055)
Core Operating Expenses (Total Portfolio)	743,902	664,296
Non-Same Store Core Operating Expenses	(67,885)	(51,639)
Same Store Core Operating Expenses	$676,017	$612,657

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Net income available to common stockholders	$129,368	$131,637	$137,698	$120,071	$100,426
Net income available to participating securities	178	181	166	171	146
Non-controlling interests	395	403	418	342	290
Interest expense	90,049	86,736	78,625	78,047	78,409
Depreciation and amortization	173,159	170,696	165,759	164,673	163,318
Property management expense	25,246	23,399	23,580	23,584	22,770
General and administrative	22,387	22,714	19,791	17,452	16,921
Impairment and other	3,069	2,496	1,868	1,163	5,823
Gain on sale of property, net of tax	(49,092)	(57,989)	(46,788)	(29,671)	(21,213)
(Gains) losses on investments in equity securities, net	(237)	499	(524)	(88)	(61)
Other, net (1)	(5,533)	2,533	3,941	1,494	(344)
Management fee revenues	(3,420)	(3,404)	(3,448)	(3,375)	(3,326)
Losses from investments in unconsolidated joint ventures	6,790	4,902	2,030	4,155	3,736
NOI (Total Portfolio)	392,359	384,803	383,116	378,018	366,895
Non-Same Store NOI	(36,697)	(35,067)	(30,529)	(30,383)	(29,953)
Same Store NOI	$355,662	$349,736	$352,587	$347,635	$336,942

Reconciliation of Net Income to Same Store NOI, FY
(in thousands) (unaudited)

	FY 2023	FY 2022
Net income available to common stockholders	$518,774	$382,668
Net income available to participating securities	696	661
Non-controlling interests	1,558	1,470
Interest expense	333,457	304,092
Depreciation and amortization	674,287	638,114
Property management expense	95,809	87,936
General and administrative	82,344	74,025
Impairment and other (2)	8,596	28,697
Gain on sale of property, net of tax	(183,540)	(90,699)
(Gains) losses on investments in equity securities, net	(350)	3,939
Other, net (1)	2,435	11,261
Management fee revenues	(13,647)	(11,480)
Losses from investments in unconsolidated joint ventures	17,877	9,606
NOI (Total Portfolio)	1,538,296	1,440,290
Non-Same Store NOI	(132,676)	(98,612)
Same Store NOI	$1,405,620	$1,341,678

(1)Includes interest income and other miscellaneous income and expenses.
(2)FY 2022 includes $24,000 of net estimated losses and damages related to Hurricanes Ian and Nicole.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022
Net income available to common stockholders	$129,368	$100,426	$518,774	$382,668
Net income available to participating securities	178	146	696	661
Non-controlling interests	395	290	1,558	1,470
Interest expense	90,049	78,409	333,457	304,092
Interest expense in unconsolidated joint ventures	5,481	2,743	18,255	3,581
Depreciation and amortization	173,159	163,318	674,287	638,114
Depreciation and amortization of investments in unconsolidated joint ventures	2,783	2,372	10,469	5,838
EBITDA	401,413	347,704	1,557,496	1,336,424
Gain on sale of property, net of tax	(49,092)	(21,213)	(183,540)	(90,699)
Impairment on depreciated real estate investments	85	72	427	310
Net gain on sale of investments in unconsolidated joint ventures	(480)	(298)	(1,668)	(865)
EBITDAre	351,926	326,265	1,372,715	1,245,170
Share-based compensation expense	8,010	6,397	29,503	28,962
Severance	61	61	977	314
Casualty losses, net (1)(2)	2,986	5,849	8,200	28,485
(Gains) losses on investments in equity securities, net	(237)	(61)	(350)	3,939
Other, net (3)	(5,533)	(344)	2,435	11,261
Adjusted EBITDAre	$357,213	$338,167	$1,413,480	$1,318,131

(1)Includes the Company's share from unconsolidated joint ventures.
(2)FY 2022 includes $24,000 of net estimated losses and damages related to Hurricanes Ian and Nicole.
(3)Includes interest income and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	December 31, 2023		December 31, 2022
Mortgage loans, net	$1,627,256		$1,645,795
Secured term loan, net	401,515		401,530
Unsecured notes, net	3,305,467		2,518,185
Term loan facility, net	3,211,814		3,203,567
Revolving facility	—		—
Total Debt per Balance Sheet	8,546,052		7,769,077
Retained and repurchased certificates	(87,703)		(88,564)
Cash, ex-security deposits and letters of credit (1)	(713,898)		(275,989)
Deferred financing costs, net	45,518		51,076
Unamortized discounts on note payable	21,376		13,518
Net Debt (A)	$7,811,345		$7,469,118

	For the TTM Ended		For the TTM Ended
	December 31, 2023		December 31, 2022
Adjusted EBITDAre (B)	$1,413,480		$1,318,131

Net Debt / TTM Adjusted EBITDAre (A / B)	5.5	x	5.7	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022
Amortization of discounts on notes payable	$663	$399	$1,998	$1,653
Amortization of deferred financing costs	4,200	3,909	16,203	15,014
Change in fair value of interest rate derivatives	32	18	73	81
Amortization of swap fair value at designation	2,332	2,333	9,302	9,405
Company's share from unconsolidated joint ventures	2,967	160	8,493	(1,827)
Total non-cash interest expense	$10,194	$6,819	$36,069	$24,326

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2023 Earnings Release and Supplemental Information — page 39